Exhibit 10.28

CONFIDENTIAL TREATMENT REQUESTED – EDITED COPY
**** Certain confidential information contained in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].
Endwave Procurement Private
MASTER MANUFACTURING SERVICES
AND SUPPORT AGREEMENT
Between
Endwave Corporation and Hana Microelectronics Limited
October 15, 2006

Exhibit 1: Definitions of Terms and Acronyms
Exhibit 2: Service Pricing
Exhibit 3: Hana Provided Manufacturing Material & Supplies
Exhibit 4: Equipment Loan Agreement of January 2005
Appendix A: Logistics Matters
Appendix B: New Product Introduction (“NPI”) Process
Appendix C: Factory Return Process and Procedures

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Master Manufacturing Services Support Agreement
          This Master Manufacturing Services & Support Agreement, hereinafter referred to as the “Agreement” or alternately “MMSSA,” is made by and between Endwave Corporation, With principal offices at 776 Palomar Avenue, Sunnyvale, California 94085 (“Buyer”) and Hana Microelectronics Ltd. with principal offices at 10/12 Moo 4, Chiangmai-Lampang Road, T. Baanklang, Lamphun 51000, Thailand (“Manufacturer”), and is effective on and after October 15,2006.
Recitals
          Whereas, Buyer’s addressable world-wide market has expanded in terms of numbers of customers, unit volume, and variants of microelectronic transceiver designs since 2002; and
          Whereas, the previous contractual arrangements only address and regulate [****] products; and
          Whereas, the parties each desire to update their contractual arrangements to more completely and clearly reflect current and projected business needs for new product introduction, build-to-forecast procedures, single-piece flow manufacturing, annual cost reduction and continuous improvement;
          Now Therefore, in exchange for their mutual promises and other good and valuable consideration, the sufficiency of which is acknowledged, Buyer and Manufacturer do hereby agree to a revised contractual relationship as more particularly set forth below.
Terms of Agreement
     1. Effective Term. The parties agree to a fixed term of 2 years commencing October 15, 2006 (the “Effective Date”) and concluding, unless earlier terminated or extended by mutual agreement, on October 14. 2008. Additionally, the parties agree that the contract relationship established hereunder shall automatically continue without interruption for successive one year terms, on the same contractual terms and conditions, if neither party gives the other party at least 365 days advance written notice of its intention not to renew.
     2. Scope. This Agreement is intended by the parties to comprehensively define and document the business relationship now subsisting between them, and to create a flexible framework for accommodating unknown future changes in business requirements and prices in a mutually beneficial way. Accordingly, this Agreement intentionally describes and endorses voluntary commercial behavioral rules that are aimed at establishing, protecting, and improving a vital commercial relationship built on trust, respect, and goodwill.
**** Certain confidential information contained in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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     3. Structure. This Agreement is Structured as a relationship “frame agreement”, with legally and operationally significant commercial terms and conditions applicable the entire relationship expressed in the main body of the Agreement. Logistical process and procedure describing the recurring mainstream planning-forecasting-ordering-build-ship cycle of activity is the subject of Appendix A to this Agreement. Subsequent Appendices shall be modular in construction, and address Buyer end-user customer specific requirements, such as Appendix B. New Product Introduction. In this regard, any Exhibit or Appendix referred to in the main body of this Agreement is considered to be incorporated by reference into the Agreement, and is regarded as integral to the whole. Lastly, as the commercial nature and volume of business changes, additional Appendices may be amended to this Agreement by written amendment in accordance with the Changes clause below.
     4. Definitions of Terms. To the extent that this Agreement uses words, terms or phrases that have specialized meaning to the parties that are not defined in the body of this MMSSA. they shall be defined in Exhibit 1 to this Agreement, which Exhibit is incorporated by reference.
     5. Engagement of Manufacturer.
          5.1 Manufacture of Products for Buyer. Buyer hereby engages, hires and retains Manufacturer on a non-exclusive basis to manufacture, assemble, test, inspect, pack, ship, and repair Buyer designed Products in accordance with the terms of this Agreement, including applicable exhibits and appendices, solely for sale to Buyer. Manufacturer acknowledges and agrees that Buyer shall retain the right, either on its own or through the use of a third party, to obtain the same services as provided by Manufacturer hereunder. Unless otherwise agreed. Manufacturer is not responsible for the design of Buyer products.
          5.2 Manufacturing Facility. Manufacturer shall fulfill its obligations under this Agreement solely at a facility designated and approved in writing by Buyer (the “Manufacturing Facility”). Initially, it is agreed by the parties that all manufacturing service will be performed by Manufacturer at its existing facility in the free trade zone at Lamphun, Thailand.
          5.3 Exclusivity of Production. Manufacturer herby undertakes to supply Products to Buyer, and to allocate sufficient labor, facility, capital equipment, tools, and other resources as may be required to manage and control manufacturing operations in accordance with delivery schedules and orders placed under the provisions of Appendix A. Manufacturer will manufacture the Products exclusively for Buyer and will not sell or otherwise provide covered Products, in sample form or otherwise, to any other person, firm, company, or government without Buyer’s prior written approval. Except as provided in Article 19 (Indemnification), nothing in this MMSSA is intended to grant to Manufacturer a license to the Products or to any Buyer Technology or Intellectual Properly by virtue of the services to be performed.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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          5.4 Non-Delegable Responsibility. Manufacturer acknowledges that Buyer has elected to contract with Manufacturer on a preferred basis due to Buyer’s understanding of and belief in Manufacturer’s unique skill in concurrent manufacturing of high volume products of varying design and complexity. Therefore, Manufacturer’s rights and obligations under this MMSSA may not be subcontracted or assigned to any third party or successor entity without the express written consent of Buyer. In the event that Buyer provides such written consent, Manufacturer shall remain wholly responsible to Buyer for the acts or omissions of any approved third party or successor entity.
          5.5 Covenant Not To Compete. As an integral part of its engagement, and in consideration of the service prices to be paid by Buyer under this Agreement, Manufacturer agrees not to compete with Buyer in the design, manufacture, selling or reselling of micro-electronics devices for the worldwide telecommunications, defense, national security, or homeland security markets. This covenant not to compete is expressly limited to the following two situations: (a) where Manufacturer acts as [****] ; and b) where Manufacturer enters into [****] . This Agreement does not preclude [****] , provided that Manufacturer does not [****] .
     6. Responsibilities.
          6.1 Manufacturer’s Responsibilities. Throughout the period described by this MMSSA. and any extensions thereto, the Manufacturer shall be responsible for the following performance obligations:
               (a) manage the manufacturing process, through the daily planning, organization and supervision of material flow, personnel assignment and rotation, and machine performance, including the provision of consumable manufacturing material and supplies as listed in Exhibit 3;
               (b) comply with the operational provisions and procedures described by Appendix A to this Agreement;
               (c) maintain a Kanban supply of finished goods equal to or less than [****]in secure storage between 15-30 degrees C, and 25-75% relative humidity;
               (d) monitor and maintain Buyer supplied Exhibit 4 Automated Test Equipment in good working order, and report ATE defects as discovered or suspected;
               (e) reduce raw component scrap rate to a goal of [****] Buyer supplied raw material, through an active program including the reporting of results at least weekly in a mutually agreed format;
               (f) detect, report and follow-up with component vendors on RMI components that are judged by Manufacturer to require a Return To Vendor (“RTV”) for quality reasons;
               (g) make progress towards a goal of [****]yields on finished goods for products not in NPI;
               (h) collaborate with Buyer in the development of a plan for Continuous Improvement, including the commission of Kaizen teams as appropriate;
               (i) report on weekly Quality data as detailed in Article 8 below;
               (j) provide Buyer’s staff, including local RO members, with Facility access as required and reasonably requested;
               (k) provide Buyers customers with Manufacturing Facility access, as reasonably requested in advance, and on a not-to-interfere basis;
               (l) to support the conduct of Buyer’s evaluation of manufacturability, provide a small space near the designated manufacturing line for the
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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conduct of Buyers engineering evaluation of engineering prototype or engineering production unit testing and evaluation on Buyer supplied test equipment;
               (m) report perceived problems as encountered or suspected to Buyer’s designated representatives for prompt mutual resolution;
               (n) ensure that all discrepant material and assemblies are identified, placed into Material Review Board (“MRB”) approved storage, and are visibly identified and linked to a Consigned Material Disposition Report (“CMDR”), or a NCRB, or a CDR ticket number, or any non-conforming item report ticket number system;
               (o) when specified by Buyer, ensure that all manufacturing materials provided by Manufacturer are lead-free and handled compliant with EU Directives addressing RoHS and WEEE- requirements no later than July 1, 2006, specifically EU RoHS Directive 2002/95/EC and IPC/JEDEC J-STD-033A.
               (p) periodically meet and confer with Buyer in evaluating and revising prices upwards or downwards based upon changed conditions, performance trends, or market conditions.
          6.2 Buyer’s Responsibilities. Throughout the period described by this MMSSA, and any extensions thereto, the Buyer shall be responsible for the following performance obligations:
               (a) actively collaborate and support the Manufacturer’s execution of its responsibilities detailed in Article 6.1 immediately above;
               (b) comply with the operational provisions and procedures of Appendix A;
               (c) provide all manufacturing raw material and components to the Manufacturer, except for manufacturing solder, solder paste, and epoxy;s
               (d) provide manufacturing technical support as requested or required, including the provision of replacement ATF, if required;
               (e) exercise effective configuration control over all designs released to Manufacturer;
               (f) train Manufacturer’s personnel in new designs, associated tooling, and software as necessary to release new products to full Manufacturing after Production Validation testing;
               (g) collaborate with Manufacturer’s designated representatives in continuous improvement efforts aimed at reducing scrap, attrition, and cost;
               (h) perform on-site lot sampling as required on a not-to-interfere basis in order to validate Manufacturer’s compliance with the provisions of Article 8 (Quality);
               (i) actively participate in weekly production progress reviews and quarterly management reviews;
               (j) host Buyer’s customer visits to the Manufacturing Facility on a not-to-interfere basis:
               (k) timely pay Manufacturer for its services;
               (l) ensure timely MRB-directed disposition of discrepant material through written CMDRs and CDRs:
               (m) be responsible for material scrapped during the NPI process;
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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               (n) [****]meet and confer with Manufacturer in evaluating and revising prices upwards or downwards based upon changed conditions, performance trends or market conditions, including the mutual determination of the [****], if any, based upon the most recently concluded [****], which [****]shall be billed and made payable as a [****]
     7. Order Management Process. The parties agree that Appendix A shall govern their respective day-to-day procedures and activities comprising the manufacturing cycle. Accordingly, Appendix A shall define the parties respective and coordinated actions in staging materials (Buyer), issuing kit launch orders per updated forecast (Buyer), kitting pre-fabrication bins (Manufacturer), and manufacturing assembly, test, inspect, pack and ship tasks (Manufacturer) within the prescribed cycle. The order issuance and management process supporting the described manufacturing cycle shall also be as stated in Appendix A as of the Effective Date, or as that Appendix may be updated from time to time in the form of an amendment to this Agreement.
     8. Quality. In fulfilling its obligations under this MMSSA, Manufacturer shall comply at all times with the quality control provisions of this Article 8, as more specifically addressed herein.
          8.1 Quality Warranty. Manufacturer warrants that it shall manufacture the products strictly in accordance with the Buyer’s individual product Specifications, Quality requirements and notes, and utilizing Buyer’s approved Workmanship standards published in manual [****] .
          8.2 Supplier Quality. If applicable, the Manufacturer shall exercise appropriate control and oversight of any sub-suppliers it may choose to utilize, provided that the Manufacturer shall [****] provide to Buyer’s Quality Director a list of sub-supplier component and service vendors it is using to support the Objectives of this Agreement. The Manufacturer may assume that any vendor material procured by Buyer for use by Manufacturer originates from an approved Buyer source, and that Manufacturer is authorized to deal direct with Buyer vendors on Return To Vendor items that are found or judged to be deficient.
          8.3 Facility. Manufacturer shall not transfer the manufacture of Products, in whole or part, to another facility without the prior written consent of Buyer.
          8.4 New Designs. As part of the New Product Introduction (“NPI”) process discussed elsewhere in this MMSSA (Article 11 and Appendix B), Manufacturer shall provide [****] finished goods quality manufacturing samples of new Product designs to Buyer’s Quality Assurance representative for the purposes of qualifying the manufacturing process with respect to that new Product. Once the Product and the process are judged to be stable and repeatable by Buyer’s Quality Assurance Director, or his designee, then Production Validation is complete and that manufacturing process shall be considered baselined under Manufacturer’s control.
          8.5 Quality System Standard. Manufacturer agrees that at all times during the effective period of this MMSSA, and any extensions thereto, Manufacturer shall maintain a quality assurance system that is equal to or superior to ISO 9002. Any formal
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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change in the Manufacturer’s certified ISO status shall be reported to Buyer within thirty (30) days, whether the change in status was planned or unplanned.
          8.6 Environmental Management System. Manufacturer agrees that at all times during the effective period of this MMSSA, and any extensions thereto, Manufacturer shall maintain an environmental management system that is equal to or superior to ISO Standard 14001. Any formal change in the Manufacturer’s certified ISO status–whether planned or unplanned–shall be reported to Buyer within [****] .
          8.7 Site Visits and Surveys. Manufacturer shall permit Buyer, its authorized employees and/or its customers, to enter the Manufacturing Facility at all reasonable times and with advance notice to the Manufacturer’s supervisory representative, for the purposes of facility and product audits, or inspecting and testing the Products and their conformance to Specifications. Such site visits or surveys shall be informal in nature, and shall properly extend to the checking of materials and methods of manufacture, assembly, labeling, testing, line “traveler” documentation, manufacturing line inventory control, product traceability, RoHS compliance and packaging of Product. Although it is not intended that Buyer perform 100% finished goods inspection prior to shipment, all Products supplied hereunder are subject to on-site inspection and test by Buyer to the extent specific circumstances warrant doing so.
          8.8 Disaster Planning. The Manufacturer shall propose a disaster recovery plan of its own composition within [****] of the Effective Date of this MMSSA. Local Buyer representatives may be consulted at no cost to aid Manufacturer’s construction of such a Plan. The Plan shall describe in reasonable detail what recovery, or relocation, or work-around steps the Manufacturer shall take in the event of natural or man-made disasters (such as loss of regional Internet or other utility service). The Plan shall be finalized with Buyer’s approval, and reviewed annually thereafter for continued currency.
          8.9 Manufacturing Metrics. Manufacturer shall establish and use a standard set of manufacturing metrics (“Metrics”) through which Manufacturer will accurately discover data to guide continuous improvement in [****] . At a minimum, Metrics shall be collected on a weekly basis concerning: (a) [****] (defined as the sum of [****] ); (b) [****] (at [****] ); (c) [****] ; (d) [****] ( [****] ); (e) [****] ( [****] ); (f) [****] ( [****] ) along with written improvement plan(s) for any step indicating an out-of-control or degrading condition.
          8.10 Access to Information and Corrective Action. In order to provide the objective evidence that Quality requirements under this Agreement are being fully met, Manufacturer shall maintain records of the quality information required by this Article 8 at its Manufacturing Facility in Lamphun for a period of not less than [****] years. Manufacturer will provide Buyer with access to such information, either through secure electronic data interchange, or through on-site visits during normal working hours with reasonable advance notice. In the event that Buyer concludes from a review of the available data that Manufacturer is not meeting its quality control obligations under this MMSSA, Buyer shall promptly inform the Manufacturer’s designated representative in writing. Thereafter, but in no event longer than [****] days, Manufacturer shall comment upon Buyer’s conclusions and findings, and within a commercially reasonable time, take appropriate corrective action.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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     9. Engineering Change Notices (ECNs). The contractual relationship described by this Agreement can be characterized as a “build-to-print” arrangement whereby Manufacturer produces products designed by Buyer. Given the number of models and variants that Manufacturer is qualified to produce, as well as the dynamic market forces characterizing Buyer’s competitive market, it is expected that the Buyer (as designer) will have many engineering changes to make over the lifetime of any released product. This section is intended to describe the stable and repeatable Engineering Change process incumbent upon the parties, from first notice to Manufacturer through release into mass production.
          9.1 The Engineering Change process affecting Manufacturers obligations under this Agreement shall be as follows:
                    i. Buyer shall post Buyer-released Engineering Change Notices electronically to Manufacturer’s ftp website in an agreed upon formal, along with e-mail notice that an ECN has been posted;
                    ii. Buyer’s Document Control Service shall indicate via e-mail whether each ECN is to be treated by Manufacturer as a “Routine” or “Emergent” ECN, and shall copy each ECN posting concurrently to the Buyer’s in-country RO staff engineer;
                    iii. Manufacturer shall acknowledge receipt of all ECN’s within [****] of receipt via e-mail to Buyer’s Document Control Services personnel, including their assessment as to whether the ECN increases or decreases cost or time of performance;
                    iv. In the event that Manufacturer believes in good faith that the ECN represents an increase or decrease in scope, they shall notify the local Buyer RO Staff Engineer for consultation, clarification, and written contractual direction;
                    v. In the expected event that the Manufacturer understands and accepts the ECN and its technical requirements, the Manufacturer shall commence the incorporation of the change through its engineering Document Control Service, and publish a revised Bill of Material (‘“BOM”) via [****] , or equivalent, back to Buyer’s Document Control Services personnel;
                    vi. Manufacturer’s implementation of accepted ECNs shall be on a [****] basis for “Emergent” changes, and on a [****] basis for Routine changes; exceptional cases shall be handled on a case by case basis;
                    vii. Upon receipt of the Manufacturer’s revised BOM, the Buyer’s Document Control Service shall fully and finally release and implement the ECN into production, whereby new units built after that date must incorporate the newly released ECN;
                    viii. In the event that the Manufacturer cannot implement the ECN, or believes it to be in error, the Manufacturer shall notify both the local Buyer RO staff engineer and Buyer’s Document Control Service, whereupon Buyer’s Document Control Service will cause the ECN to be re-examined by Buyer’s Engineering group;
                    ix. Both Buyer and Manufacturer shall maintain on ECN log record, and use the log to brief the implementation status of all ECNs at the quarterly review meeting discussed elsewhere in this Agreement.
          9.2 ECN Process Review. The parties shall from time-to-time also review the adequacy and effectiveness of the ECN process, and shall revise it as necessary to accomplish the objectives of this MMSSA.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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     10. Factory Returns. Because of its on-going importance in the conduct of business under this MMSSA, the subject of Factory Returns, also called and known as “RMA Process and Procedures.” is made the subject of a separate Appendix to this Agreement (Appendix C), incorporated by reference as if fully set out herein.
     11. New Product Introduction (“NPI”) Process. Although this Agreement predominantly addresses itself to the standard manufacture of released products, the parties contemplate that during the life of this MMSSA, newly designed Buyer products will be introduced for low-rate or high-volume production. The transition from Production Validation (“PV”) to Pull Production is a crucial period, so much so that the parties have agreed to make it the subject of a separate Appendix to this Agreement (Appendix B), incorporated by reference as if fully set out herein.
     12. Property Management & Control. In view of the Buyer’s considerable financial investment in procuring and providing raw materials to enable “turn-key” manufacturing, Manufacturer shall implement a Material Control Plan that effectively receives, tracks, and accounts for component material used, consumed or scrapped in the manufacturing process. Such a Material Control Plan shall also include provisions for the environmentally protected protection and storage of work-in-process, finished goods inventory, and kanban buffer stock. The Material Control Plan shall include provisions for monthly inventory of piece parts recorded in the [****] management system, and a confirming physical inventory at least [****] , at times and in a manner as the Manufacturer deems appropriate. The Manufacturer’s Material Control Plan shall be furnished to Buyer’s local representatives within [****] of the Effective Date of this Agreement. Lastly, the Manufacturer shall procure adequate insurance against risk of casualty loss for Buyer furnished materials, work-in-process, finished goods, and property in Manufacturer’s custody as required under Article 20 (Insurance) of this MMSSA.
     13. Intellectual Property.
          13.1 Buyer’s IP Rights. Product designs, selected microwave monolithic integrated circuit (“mmic”) designs, design documentation, hardware, software. Buyer designed special tooling, fixtures, firmware, Automated Test Equipment (ATE), Specifications and Buyer Work Instructions representing manufacturing know-how constitute Buyer Technology. At all times hereunder, Buyer shall retain and exclusively enjoy all ownership rights in Buyer Technology. All Buyer Technology included in the license granted to Manufacturer immediately below in Article 13.2 shall be licensed without fee or royalty. In consideration of this, Manufacturer shall assign to Buyer all ownership rights in any improvements and developments funded by Buyer, or co-funded by the parties, in derivatives of and/or modifications to the Products or the underlying Buyer Technology, including all related Intellectual Property, that is created by either party during the term of this Agreement.
          13.2 Manufacturer’s IP Rights. Subject to the terms and conditions of this Agreement, including but not limited to Manufacturer’s Confidentiality obligations under Article 22, Buyer hereby grants to Manufacturer a revocable, royalty-free, non-exclusive, fully paid and non-transferable license in and to the Buyer Technology, solely as necessary to permit Manufacturer to perform its obligations under this MMSSA.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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          13.3 Limitations on Rights. The following operational considerations constitute limitations on the Intellectual Property rights exercisable under this Agreement:
               (a) the design of all Products under this Agreement is proprietary to Buyer;
               (b) Manufacturer does not acquire any right to manufacture and/or sell Products passing under this Agreement to any third parties;
               (c) Buyer retains all copyrights in drawings, specifications, data, software and other material represented in fixed tangible media;
               (d) Manufacturer shall not mention or present information to unaffiliated third parties concerning this Agreement or the engagement it controls without the express written consent of Buyer;
               (e) Buyer acknowledges that the Manufacturer may be required to declare Buyers name for customs, export, or other governmental purposes;
               (f) Buyer does not assert intellectual property rights over Manufacturer’s pre-existing Intellectual Property know-how respecting the manufacturing process.
     14. Contractual Changes. Buyer may from time to time issue written changes to this contract as may be required to account for revised business requirements. Such changes include, but are not limited to, place of manufacturing, method of shipment, and modification of express responsibilities delineated in Article 6, above. In the event Buyer issues a written change to this contract under the authority of this Article 14, Manufacturer shall have [****] to assert a claim for equitable adjustment in the prices to be paid for Products, or for service fees not previously within the scope of the contract. A failure to assert a claim for equitable adjustment within the prescribed [****] period shall be conclusive as to whether the ordered change is reimbursable or not by Buyer. Moreover, in the event that Buyer’s conduct (including contractual direction by authorized Buyer representatives) under this MMSSA is deemed to constitute a material or cardinal change in Manufacturer’s existing obligations, Manufacturer may assert a unilateral claim for equitable adjustment for the Buyer’s consideration prior to performing the allegedly changed work. In such a case, the parties shall immediately meet and confer as to whether the changed requirement shall be the subject of a formal, written contract amendment. A failure to agree shall be treated as a dispute under the provisions of the Disputes clause (Article 24).
     15. Reporting and Liaison. Regular reporting and close professional liaison on a [****] basis is considered critical by the parties to maintaining a commercially vibrant and mutually beneficial relationship. In the service of this objective, Buyer has established an in-country Representative Office, principally to facilitate regular, rapid and accurate exchange of information concerning new orders, work in process, engineering, and quality concerns. Both Buyer and Manufacturer commit to exert best efforts in meeting reporting and liaison objectives as follows:
                    (a) [****] telephone calls and e-mail correspondence as circumstances require;
                    (b) [****] electronic data exchange (“EDI”);
                    (c) [****] Production Progress reviews at Factory or the RO facility
                    (d) [****] Quality metrics reporting and physical inventory reporting, within 5 days of the conclusion of the prior month;
                    (e) Quarterly Management Reviews at Factory or the RO facility in accordance with Article 16, below;
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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                    (f) Periodic Executive Management meetings as requested by either party;
                    (g) Periodic Kaizen Team meetings, as required, to enable mutually selected manufacturing or business process improvement efforts.
     16. Reviews. The Quarterly Management Review (“QMR”) shall be treated by the parties as the primary method for clear communications and refreshing of contract objectives. In light of the volume of supporting communications occurring in a typical week, month or quarter, QMRs shall be treated by the parties as action-oriented reviews of progress, problems, and plans. The QMR shall be convened no later than the [****] of a new quarter, and shall be closed to non-Buyer and non-Manufacturer personnel. The QMR shall nominally be held either at the Manufacturing Facility, or at Buyer’s RO, or at such other mutually agreeable place as the parties shall select. The QMR shall be chaired by [****] , or in his absence, the Buyer’s [****] . Although either party may propose additional topical discussion, the standard QMR agenda shall be as follows:
(a)	[****];

(b)	[****];

(c)	[****];

(d)	[****];

(e)	[****];

(f)	[****];

(g)	[****];

(h)	[****];

(i)	[****].
Buyer shall be responsible for composing and publishing QMR meeting minutes within [****] of the conclusion of the meeting for appropriate distribution via electronic means.
     17. Payment Terms.
          17.1 Payments. Provided that Manufacturer is in compliance with the terms and conditions of this Agreement, Buyer shall pay Manufacturer as full and complete compensation the Product prices stated in Exhibit 2 Product Pricing, attached hereto and incorporated by reference. Such amount shall be payable in United States dollars (“USD”) within [****] of receipt of a conforming Manufacturer’s invoice. If Buyer shall dispute any portion of any invoice, then Buyer shall promptly pay the undisputed portion according to this Agreement, while concurrently informing Manufacturer of the nature of the dispute. The parties shall use their best efforts to promptly resolve the discrepancy. A failure to do so shall be handled under the Disputes clause of this MMSSA.
          17.2 Payment Conditions. All payments made by Buyer are conditional on the following: (i.) Manufacturer has delivered the full quantities of the Products ordered, or has received Buyers written permission to make a partial delivery, and (ii.) the delivered Products conform to the Product Specifications and Workmanship standards in all material respects. Buyer is entitled to withhold payment for any unapproved partial deliveries. Lastly, undisputed payments owed by Buyer to Manufacturer shall be deemed late after [****] from receipt of a proper invoice, and shall thereafter bear simple interest at a rate of [****] per annum.
          17.3 Taxes and Duties. Except as otherwise provided in this Agreement, all Product prices are net of any taxes and duties. Buyer agrees that it is responsible for and
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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shall reimburse Manufacturer for any sales, use, import, export, value-added or similar tax or duty relating to any Product pursuant to the terms of this MMSSA, paid by Manufacturer on Buyer’s behalf, other than those based on Manufacturer’s net income. If a resale certificate or other certificate or document of exemption is required in order to exempt manufactured Product from such liability, Manufacturer agrees to promptly execute and furnish such document or certificate to Buyer and relevant taxing authorities. In the event that The Manufacturing Facility is relocated from the Lamphun Free Trade Zone, or otherwise loses its free-trade status, the parties agree to renegotiate this provision.
     18. Product Warranties & Disclaimers.
          18.1 Product Warranty. Manufacturer warrants to Buyer that (a) upon delivery, each unit of Product will he free and clear of any lien or encumbrance; (b) each unit of Product will conform in all material respects to the Specifications and Quality criteria; (c) be made entirely of new or unused material, and (d) each unit of Product will be free from defects in workmanship and materials under ordinary and proper use for [****] from the date Manufacturer ships the Product to Buyer or Buyer’s designated customer (the “Product Warranty”). For the avoidance of doubt, the following elements are included in this Product Warranty: (i.) all Product tendered for delivery shall be new, unused, and in good working order; (ii.) be free from defects in materials and workmanship, excluding design defects or Buyer supplied RMI material; (iii.) strictly conform to the Specifications and Quality Requirements in all material respects; and (iv.) unless a particular Manufacturer’s Failure Analysis Report determines beyond reasonable doubt that a returned product is defective because of customer or Buyer mishandling or abuse, Manufacturer shall pay for all costs of repair or replacement of defective Product.
          18.2 Warranty Service. If any unit of Product breaches the Product Warranty, Manufacturer shall promptly either repair or replace, at Manufacturer’s option, or by mutual agreement, credit Buyer for, Buyer’s sale price of the breaching unit(s). The [****] Product Warranty shall also apply to all Products supplied by Manufacturer in replacement of defective Products. Whether Manufacturer elects to repair or replace defective product, the Manufacturer shall comply with the RMA unit cycle-time requirements delineated in Article 10 (Factory Returns) above.
          18.3 Latent Defects. Notwithstanding any time limitations set forth in this Article 18, Manufacturer shall repair or replace, at its expense, any unit of Product that contains a defect that existed at the time of manufacture but without being then active or discernible or evident, such that the defect could not have been discovered through the exercise of ordinary manufacturing diligence under acceptance test methods then customary in the industry.
          18.4 Repair/Replacement System. Manufacturer shall be solely responsible for establishing an effective system for receiving, trouble-shooting, discovering, and repairing previously delivered Products returned by Buyer or Buyer’s customer within the [****] Product Warranty period, as described in Article 10. The parties agree that their mutual manufacturing excellence goal is to keep factory warranty returns [****] of total units delivered.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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          18.5 Non-Warranty Returns. (Reserved).
          18.6 Reporting. Consistent with the provisions of Article 10 and Article 8 (Quality Requirements), Manufacturer shall provide Buyer with a standard monthly report containing data relating to all units of Product returned to Manufacturer for repair or replacement. Such unit specific reporting data shall include: (i.) the serial number(s) of the received unit(s); (ii.) a description by serial number of the actions taken to repair or replace; (iii.) an indication whether such repair or replacement action is made under the Product Warranty; (iv.) the price charged for such repair or replacement if not made under the Product Warranty. Such data, and past reports containing data, shall be retained by Manufacturer and available for on-site inspection by authorized Buyer Representatives.
     19. Indemnification.
          19.1 Infringement Indemnification by Manufacturer. Subject to the terms and conditions of this Agreement, Manufacturer will indemnify, defend and hold Buyer harmless from and against any damages, liabilities, costs and expenses (including reasonable attorney’s fees) actually paid by Buyer in settlement of, or held against Buyer arising out of, a claim that (a) the use or sale of any Product infringes a patent, copyright, trade secret or other proprietary right of a third party (a “Third Party Proprietary Right”), to the extent such claim is based upon modifications to the Product, Specifications, or Product Quality Criteria made by Manufacturer, or (b) the manufacturing process used by Manufacturer to produce the Product infringes any Third Party Proprietary Right.
          19.2 Infringement Indemnification by Buyer. Subject to the terms and conditions of this Agreement, Buyer will indemnify, defend and hold Manufacturer harmless from and against any damages, liabilities, costs and expenses (including reasonable attorney’s fees) actually paid by Manufacturer in settlement of, or held against Manufacturer arising out of, a claim that the manufacture or use of any Product infringes a Third Party Proprietary Right, to the extent such claim is based upon the manufacture of a Product made in accordance with the Specifications and/or Product Quality Criteria.
          19.3 Product Liability. Subject to the terms and conditions of this Agreement, Manufacturer will indemnify, defend and hold Buyer harmless from and against any damages, liabilities, costs and expenses (including reasonable attorney’s fees) actually paid by Buyer in settlement of, or held against Buyer arising out of, a claim by a third party for personal injury or property damage which arises out of (a) a [****] , or (b) the [****] , provided that the personal injury or properly damage was not caused by use of products outside of their intended usage. Any settlement or compromise of claims effecting this indemnification shall be coordinated and mutually agreed upon between the parties before being finalized with any third party claimants.
          19.4 Indemnification Procedure. A party seeking indemnification under this Agreement (the “Indemnified Party”) will (a) give the other party (the “Indemnifying Party”) notice of such claim; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of such claim; and (c) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party will not enter into any settlement that affects the Indemnified Party’s rights or interest without the Indemnified Party’s prior written consent. The Indemnified
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Party shall have no right or authority to settle any claim on behalf of the Indemnifying Party.
     20. Insurance. Manufacturer shall at all times maintain “all risk” or similar insurance (including coverage for damage caused by earthquake, fire. flooding and construction defects) in an amount equal to [****] . Within [****] of the Effective Date, Manufacturer shall provide written proof of commercial casually loss or self insurance coverage in a minimum amount of [****] with a reputable insurance or re-insurance company of its own choosing, naming Endwave Corporation as an Additional Insured party.
     21. Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, INCURRED BY THE OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT, TORT, OR BASED ON WARRANTY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO MANUFACTURERS LIABILITY UNDER SECTIONS 19 (Indemnification) OR TO A BREACH BY MANUFACTURER OF ITS OBLIGATIONS UNDER SECTION 22 (Confidentiality).
     22. Confidentiality.
          22.1 Restrictions on Use and Disclosure. Recipient agrees to hold the Discloser’s Confidential Information in strict confidence, and to use such reasonable precautions to protect such Confidential Information as it employs to protect its own Confidential Information, but in no case shall such protective actions be less than a reasonable standard of care as practiced in the competitive microelectronics manufacturing industry. Except as expressly set forth herein, Recipient may not disclose Discloser’s Confidential Information or any information derived therefrom to any third party. Recipient agrees not to use Discloser’s Confidential Information for any purpose other than as necessary to fulfill Recipient’s obligations or exercise its rights under this MMSSA. Recipient will limit access to Discloser’s Confidential Information to Recipients employees and authorized directors, agents or representatives who are bound by pre-existing obligations of confidentiality substantially similar to, and no less restrictive than, those contained herein. Recipient agrees to take all reasonable steps to ensure that the Discloser’s Confidential Information is not disclosed or distributed by its employees, directors, agents or authorized representatives in violation of the terms of this Agreement. Recipient agrees to promptly advise the Discloser if Recipient is aware or suspects that the security of the Discloser’s Confidential Information has been or may be compromised in any way.
          22.2 Required Disclosure. The restrictions of Article 22.1 will not operate to prevent disclosures of Confidential Information required by any law or regulation, or in response to a valid order by a court of competent jurisdiction or other governmental authority; provided however, that: (a) Recipient provides the Discloser with prompt written notice of such pending disclosure, if reasonable under the circumstances, in order to provide the Discloser (at its own expense) to object to the disclosure, or to seek confidential treatment or other protective measures to preserve to the extent possible the
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confidentiality of the Confidential Information and (b) Recipient reasonably cooperates with Discloser in connection therewith, at Discloser’s expense.
          22.3 Injunctive Relief. The recipient acknowledges that the Discloser’s Confidential Information constitutes valuable trade secrets of the Discloser. Recipient acknowledges that any unauthorized use or disclosure of Discloser’s Confidential Information would cause Discloser irreparable harm, for which Discloser’s remedies at law would be inadequate. Accordingly. Recipient acknowledges and agrees that if any such unauthorized use or disclosure occurs, the Discloser will be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive or equitable relief.
          22.4 No Rights Granted. Except as otherwise provided in this MMSSA, the Recipient acquires no license or other rights to any Confidential Information of the Discloser, including, without limitation, any right that has issued or may issue based upon such Confidential Information. All Confidential Information and materials furnished to the Recipient by the Discloser, and all copies thereof made by the Recipient, will remain the property of the Discloser.
          22.5 Survival of Rights. Discloser’s rights to the protection of its own Confidential Information shall survive this Agreement, and are not diminished in any way by the suspension, termination, assignment, or completion of other executory obligations under the contract.
     23. Termination.
          23.1 Termination for Convenience. Either party may terminate this MMSSA without cause and for its own convenience upon the giving of at least 365 days written notice to the other party.
          23.2 Termination for Cause. Either party may terminate this Agreement upon written notice to the other for the breach of any material provision of this Agreement. For a material breach that is capable of being cured in the reasonable judgment of the non-breaching party, the non-breaching party shall first serve the breaching party with written notice describing the nature of the breach and demanding a cure within the next thirty (30) calendar days. If after the passage of such period the noticed breach has not been cured, the non-breaching party may terminate this contract and immediately seek all legal and equitable remedies available to it.
          24. Disputes. In the event of a dispute between the parties to this Agreement affecting their respective rights and obligations, the following four tier process shall be triggered:
               (a) the aggrieved party shall report the existence, nature and scope of the dispute to the other in writing by the fastest means, and the parties shall locally attempt to settle the dispute through negotiation and accommodation;
               (b) if after [****] from the commencement of local negotiations the matter is not mutually resolved, either party may refer the matter for more formal meet-and-confer discussions and negotiations between their respective senior executive representatives;
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               (c) if, after [****] from the first commencement of management negotiations the matter is not mutually resolved, either party may refer the matter to non-binding mediation under the International Chamber of Commerce (“ICC”) Rules for Commercial Mediation, before a single mediator in Honolulu, Hawaii, U.S.A.;
               (d) if the parties are unable to reach a settlement with the aid of the ICC mediator, the parties agree to authorize the mediator to arbitrate the dispute in accordance with ICC Rules, and to render a binding, non-appealable decision in the form of a written arbitral award. In such an event, the prevailing party shall be entitled to recover its reasonable costs and fees, including attorney’s fees, from the non-prevailing party. If the nature of the award is such that a prevailing party cannot reasonably be identified, the parties agree to bear their own costs of mediation and arbitration.
     25. General Provisions. The following General Provisions shall govern the parties conduct and relationship under this MMSSA.
          25.1 Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed wholly within California between California residents, notwithstanding the actual residence of the parties, and without resort to those jurisdiction’s rules respecting conflicts of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement not settled by the Disputes process described in Article 24 above, shall be instituted exclusively in a court of competent jurisdiction, state or federal, located in the Stale of California, County of Santa Clara, and in no other jurisdiction. The parties hereby irrevocably consent to personal jurisdiction and venue in, and agree to service of process authorized by, such courts. In any such action, suit or proceeding, the prevailing party (by final and non-appealable order or judgment in its favor) shall be entitled to recover from the non-prevailing party its reasonable legal fees and expenses incurred in connection with such action, suit or proceeding. The parties expressly agree that no part of this MMSSA shall be governed by or interpreted under the United Nations Convention for the International Sale of Goods (“CISG”).
          25.2 Notices. All notices under this Agreement must be delivered in writing by courier, electronic facsimile, electronic mail, or by certified or registered mail (postage pre-paid and return receipt requested) to the other party at its address set forth on the first page above or as amended by notice pursuant to this Article 25.2. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. or Royal Thai mail system. Notices to Buyer shall be addressed to Buyers Director of Supply Chain Management at 776 Palomar Avenue, Sunnyvale, California 94085. Notices to Manufacturer shall be addressed to the address in the introductory paragraph of this Agreement.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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          25.3 Relationship of the Parties. The parties hereto are independent contractors, acting on their own account. Nothing in this Agreement shall be deemed to create an agency, employment, partnership, fiduciary or joint venture relationship between the parties. Neither party (nor any agent or employee of that party) is the representative of the other party for any purpose, and neither party has the power or authority to act as agent or employee in order to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.
          25.4 No Third Party Beneficiaries. No party shall be deemed as a third-party beneficiary to this Agreement.
          25.5 Assignment. Manufacturer may not assign this MMSSA, nor assign its rights or delegate its obligations under this Agreement, by operation of law or otherwise. without Buyer’s prior written consent. Any attempted assignment in violation of this Article 25.5 shall be null and void and without effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
          25.6 Force Majeure. Except with respect to payment obligations, any delay in or failure of performance by either party to this Agreement shall not be considered a breach of this Agreement, and shall be excused, to the extent such delay or failure is caused by any events in the nature of earthquakes, famines, epidemics, other natural disasters, acts of God, war, riots, civil unrest, or other similar causes beyond the reasonable control of such party. A party subject to a force majeure event shall be obligated to (i) give prompt notice to the other party, (ii) use best efforts to mitigate the effects of such causes on its performance of obligations, and (iii) resume full performance with notice to the other party as soon as is practicable under the circumstances.
          25.7 Waiver and Amendments. All waiver requests (and approvals) to the terms and conditions of this MMSSA must be in writing. Any waiver by either party to enforce a provision of this Agreement on one occasion shall not be deemed a waiver by that party of any other provision or such provision on any other occasion, nor shall a single waiver be deemed a continuing waiver of that term or condition. This Agreement may only be amended by a written document expressly identified as an amendment and signed by both parties.
          25.8 Construction. The following rule shall govern construction of this Agreement: (a) article and sub-article headings are for reader convenience only and are not to be used in interpreting this Agreement: (b) as used in this Agreement, the words “including” means “including but not limited to”; (c) in constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel’s role in drafting the terms and provisions thereof; (d) all references to Articles or sub-Articles shall be deemed to be references to those within this Agreement unless otherwise indicated; (e) all capitalized terms defined herein apply equally to the singular and plural forms of such terms; (f) all monetary amounts refer to U.S. dollars unless otherwise indicated.
          25.9 Entire Agreement. This MMSSA with associated Exhibits and Appendices constitute the entire agreement between the parties regarding the subject
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mailer hereof and supersedes all prior or contemporaneous agreements, understandings and communications, whether written or oral, regarding the subject matter hereof.
          25.10 Counterparts. This Agreement may be signed in several counterparts, each of which shall constitute an original.
          In Witness Whereof, the parties hereto have caused this Agreement to he executed by their duly authorized representatives as of the Effective Date.

BUYER		MANUFACTURER

By:	/s/ Steve Layton Oct. 18, 2006	By:	/s/ W.K. Chow Oct. 18, 2006
	Steve Layton		W.K. Chow
Name:		Name:
	Vice-President & General Manager		Vice President, Sales
Title:		Title:

Exhibits:
1: Definitions of Terms and Acronyms

2: Service Pricing

3: Hana Provided Manufacturing Materials & Supplies

4: Equipment Loan Agreement of January 2005
Appendices
A: Logistics Matters

B: New Product Introduction (“NPI”) Process

C: Factory Return Process and Procedures
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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EXHIBIT 1
Definitions of Terms and Acronyms
“ATE” means Automated Test Equipment, generally furnished by Endwave and maintained by Manufacturer under this Agreement.
“Buyer” means Endwave Corporation, or any of its authorized subsidiaries and affiliates.
“Buyer Technology” means all physical device designs, drawings, manufacturing process instructions, test equipment and software, and Bill of Material items used under this MMSSA, whether reduced to a physical medium form or not, and regardless of whether patented, trademarked, or copyrighted.
“CDR” means Contact Discrepancy Report
“CMDR” means Consigned Material Disposition Report
“ECN” means Engineering Change Notice, whereby an engineering design change is fully disclosed along with its affected documentation
“EU” means the multi-national confederation of European Union nations, currently numbering 24
“FGI” means Finished Goods Inventory, describing goods that have completed the manufacturing process, have not shipped, and are still in the physical custody of the Manufacturer
“Intellectual Property” means any and all original works or derivatives of original works that are lawfully owned or in the possession of the party, whether categorized as patents, copyrights, trademarks, service marks, trade secrets or general know-how, whether or not represented in a physical medium, or reduced to actual practice
“Kanban” means the designated holding bin for finished goods that are used as buffer stock in ensuring post-manufacturing order fulfillment
“Manufacturer” means Hana Microelectronics Ltd. of Bangkok, Thailand, wherever situated, and including subsidiaries, affiliates, subcontractors and vendors
“Manufacturing Facility” means the Manufacturer’s facility in the Lamphun free-trade zone. Thailand
“MMSSA” means this multi-year Agreement and all exhibits and appendices, known as the Master Manufacturing Supply & Service Agreement
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“MRB” means Material Review Board, a Buyer entity that reviews allegedly defective or outdated material in order to exercise configuration control over physical designs
“NCRB” means Non-Conforming Receipts Board
“NPI” means New Product Introduction, a multi-gate Buyer process for transitioning a new design into full production; per Appendix B, NPI is complete at the end of Product Validation (“PV” or “Gate 4”), wherein [****]
“Products” means any and all models or variants of Buyer designed devices manufactured under this Agreement by Manufacturer
“RMA” means Returned Material Authorization, a Buyer documented and controlled system for accepting field returns for rework, repair or scrap at the Manufacturers Facility
“RMI” means Raw Material Inventory, usually provided by Buyer, and physically stored at Manufacturer’s Facility in secure storage
“RTV” means Buyer provided RMI components that are deficient in Manufacturer’s reasonable judgment, and must be returned to vendor by Manufacturer.
“RoHS” means the European Union legislation regulating, among other things, the permitted lead content of products intended for use within the EU countries
“STE” means Special Test Equipment, whether automated or not
“WEEE” means the Asian continent equivalent of the EU RoHS rules regarding lead-free manufacturing processes and products.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

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EXHIBIT 2
Service Pricing

Hana
Program	Part	Description	Price
[****]	[****]	[****]	[****]

**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

APPENDIX A
BUSINESS LOGISTICS
     1.0 Introduction. This Appendix A is intended by the parties to the MMSSA to define their respective roles, responsibilities, and control actions in establishing and maintaining an efficient manufacturing cycle. The processes described herein and pictured in Figure 1 are designed to minimize material waste, rework, interruption of work, and late deliveries. The success of the contractual relationship largely hinges upon each party’s commitment of human and machine resources to make the described processes effective on a daily basis, and to openly collaborate when necessary to modify them.
     2.0 Overview. Figure 1 pictorially represents what the parties logistically intend to do to establish a vibrant, best-in-class manufacturing relationship. The actions depicted are informed by an Endwave provided, non-binding, periodically updated, [****] forecast of future orders expected to be issued under the authority of this Agreement. While the forecast is non-binding more than [****] prior to actual delivery against firm kit launch orders, the forecast is provided so that the Manufacturer can independently detect trends and engage in longer range resource planning. In general, the binding order process described by this Appendix A can be summarized as follows: the parties will act in concert to pre-stage sufficient material to initiate parts kitting against firm orders a full [****] prior to the required shipment date, while maintaining sufficient (“Kanban”) stores of finished goods to account for ordinary failures, fluctuations, or delays in manufacturing.
     3.0 Material Staging. Informed by its own Material Requirements Planning (“MRP”) system, Endwave will procure required parts, components, and sub-assemblies at its direct expense, and will cause them to be shipped to Manufacturer for pre-kitting receipt as Raw Material Inventory (“RMI”). On a regular and recurring basis, Endwave and Manufacturer shall engage in an Electronic Data Interchange (“EDI”) whereby [****] and what [****]. Initially, the common system to enable EDI shall be the Buyer’s [****], but the parties are free to choose an alternative system at a later date. Endwave shall [****] that 100% of all parts required are physically present in Manufacturer’s stores [****]. For its part, Manufacturer agrees that it shall [****] commence manufacturing against Orders with less than 100% pre-positioned parts in hand, provided that it has at least [****] of all parts necessary to begin kitting.
     4.0 RMI Stores. Manufacturer shall maintain so-called RMI material in secure, weather-proof storage at its own expense. Manufacturer shall be responsible for ensuring material receipts are accurately and timely recorded in electronic records on a daily basis, and shall make its material inventory records supporting Endwave RMI inventory available to designated, approved, and authorized Endwave personnel. Manufacturer shall conduct a physical inventory of FGI, WIP, and RMI stores on a monthly basis, and report results to authorized Endwave personnel. In the event that Manufacturer detects deficiencies in vendor-supplied RMI, Manufacturer shall be authorized direct liaison with Buyer’s approved vendor in arranging RTV and replacement parts of conforming quality.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

     5.0 Kit Launch Orders (“Orders”). [****], Endwave will issue a Kit Launch Order against firm requirements needed to be shipped [****]. The Order type and quantity may not be changed by Endwave by more than [****] up or down once given, although successive Orders not yet issued may be influenced by mutual assessments of changed needs and work in progress. However, even successive Orders outside the [****] window that are yet to be issued by Endwave and accepted by Manufacturer may not be changed up or down by more [****] of the [****] for the most recently completed [****]. Each [****] launch Order will contain a specific mix of models by part number and common name, as well as a firm quantity for each model comprising the Order. In any given calendar quarter, [****] Orders will be electronically issued, usually on [****] of [****], addressing the [****] production kit starts.
     6.0 The Manufacturing Sequence and Cycle Time. While Manufacturer shall be solely responsible for ensuring proper flow and sequencing of individual kits into finished goods, the parties agree that the following are performance activity targets for any single kit launch Order:
a.	[****]: kit assembly from RMI, and launch into production;

b.	[****]: fabrication into final assemblies

c.	[****]: final assembly test, seal, and documentation

d.	[****]: ship from FGI, or from Kanban, or to Kanban, as required.
     7.0. Kanban. The parties agree that Kanban stored finished goods are to approximate no more [****] of manufacturing activity. In the event that a drawdown of Kanban units is required to fulfill any [****] shipment order, the Manufacturer will inform Endwave of such facts by model number and quantity. Thereafter, Endwave may adjust its next consecutive [****] kit launch orders to reflect the need to replenish Kanban units. The Manufacturer is expressly NOT authorized to build additional units beyond those in Orders explicitly ordered by the Endwave Master Scheduler on its own, in order to replenish Kanban unit drawdown. This operational rule exists and must be strictly observed to avoid ambiguity in Order issuance or production planning, as well as miscounting of available units for shipment. However, the Manufacturer shall be entitled. but not obliged, to advise Endwave on how fast Kanban drawdown can be replenished without work-force disruption.
     8.0 Manufacturer Supplied Items. The special materials that Manufacturer shall procure in order to support the manufacturing process are agreed to be solder, solder paste, and epoxy. In addition, Manufacturer shall provide its own tools, machinery, and human resources to fulfill its Order obligations.
     9.0 Special Test Equipment. Endwave shall provide Special Test Equipment (“STE”) to Manufacturer in order to support the manufacturing process. STE shall be used, maintained, and repaired in accordance with the provisions of Exhibit 4, Equipment Loan Agreement (January 2005).
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

     10.0 Periodic; Review. The operational logistics described by this Appendix A are at the heart of the parties” day-to-day relationship, and will determine the success of the strategic engagement. In view of this, the continued viability and suitability of the Appendix A process shall be a mandatory review and discussion item at any monthly or quarterly progress review by the parties. If, as a result of experiences reported at such reviews, the parties mutually conclude that changes are required, such changes shall be made the subject of an amendment to this MVISSA. Additionally, [****] the parties shall review [****] to determine the amount of the [****], owed by Buyer to Manufacturer for [****]. Any accumulated difference will be billed and paid [****].
     Figure 1
[****]
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

Figure 1A
[****]
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

APPENDIX B
NEW PRODUCT INTRODUCTION PROCESS
     1.0 Introduction. This Appendix B is intended by the parties to document their respective and coordinated actions in managing the introduction of newly designed Buyer products into full-scale production. Hard won experience establishes that Manufacturer cannot reliably integrate new designs into their fleet of customized Buyer product production without an orderly, phased, controlled process for learning the new designs. It is foreseeable during the term of this MMSSA that Buyer will require Manufacturer to commence full-scale production of many new products, and Manufacturer’s ability to do so will substantially influence Buyer’s actual time to market. As a consequence, this Appendix is and shall continue to be a vital part of the commercial relationship.
     2.0 Overview. In designing new microelectronic products for commercial use, Buyer executes a multi-phase, sequential, “gate controlled” product development process, Gate No. 4 is known as Production Validation (“PV”). As planned, PV entails production team familiarization with the product design, the creation of precise work instructions, and the build of production prototype units in small quantities to validate process, documentation, and test equipment prior to full-scale production. This Appendix describes those required steps in detail, and shall be rigorously followed by both Buyer and Manufacturer.
     3.0 PV Initialization. Production Validation begins with the Buyer’s delivery of as built documentation from the end of the Design Validation (“DV”) phase of development. As built documentation includes, but is not necessarily limited to, drawing packages, parts lists, and test plans and procedures that are applicable to the new design. To the extent the new product requires different or altered test software to be properly tested with ATE, as built documentation includes such test software in source code format, installed by Buyer on the ATE in Manufacturers facility. As built documentation shall be submitted to Manufacturing in sufficient time to permit understanding and foreseeable obstacles or limitations. The Manufacturer shall be permitted to follow-up its initial review of as-built documentation with questions of the Buyer’s technical and QA staff members, in essence performing a Production Readiness Review (“PRR”). Once the Manufacturer is satisfied that the documentation is complete and feasible, it shall compose detailed work instructions for its team in their native language.
     4.0 Pre-Production Units. Upon the creation of detailed work instructions, the Manufacturer shall commence the kitting and building of the first production line units in limited quantities as agreed upon by the parties. Concurrently, the Buyer shall install any new or revised ATE software on the test suite hardware in Manufacturers facility. Once the initial units are produced, they shall be subjected to the same ATE controlled testing as shall be used during full production in order to prove conformance with specification. Pre-production units shall also be visually inspected to assure that workmanship is acceptable, and that form and fit have been maintained.
     5.0 Buyer Validation. Upon successful completion of ATE and visual testing; the Manufacturer shall tender the pre-production units to the Buyer for engineering and Quality Assurance validation. If such units pass, the Buyer shall report the result along with formal written authority to commence full production on a stated date in the future. If the units do not pass Buyer’s examination, or pass with such small margin as to impair future large-scale production pass rates, then the Buyer shall return the units with its report on the nature of the failure(s) and the recommended corrective action. After receiving the units back with the error report, Manufacturer shall rework the units (or start new pre-production units, if circumstances warrant), and repeat the process all the way through Buyer acceptance of pre-production units.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

     6.0 Low Rate Initial Production (“LRIP”). Upon successful passage of the pre-production unit inspection and testing steps, and Manufacturer’s receipt of Buyer’s written order to proceed with limited quantity production release. Manufacturer shall assemble sufficient kits with Buyer procured parts as to enable Low Rate Initial Production. LRIP shall be considered the last stage of Production Validation, and is structured to prove that production process and methods are stable and repeatable for that new model. Manufacturer and Buyer shall agree in advance as to what number of units constitutes a statistically significant LRIP run of products. It shall be Manufacturer’s responsibility to kit, release, build, and test LRIP units in exactly the same way as it intends to apply to mass production units. Upon the successful conclusion of LRIP unit build. Buyer shall review test results, and either grant or withhold grant (with reasons stated) of authority to begin full production per the Appendix A forecast and ordering procedures. From that moment, the new product is considered released to full production.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

APPENDIX C
FACTORY RETURN PROCESS & PROCEDURES
     1.0 Introduction. This Appendix C is intended by the parties to document their respective and coordinated actions in dealing with fielded units returning to the factory for repair, rework, or scrapping. Because the process entails important sequential steps on a time-scale that directly bears on and influences customer satisfaction, it is important that the process be clearly stated, executable, and reliably repeatable.
     2.0 Overview. The factory return process, sometimes called the “RMA Process,” is by its nature an interruption in the normal Manufacturing single-piece flow contemplated by this Agreement. Under this Agreement, factory returns may be handled by Buyer or Manufacturer, as further defined below, in Buyer’s reasonable discretion. This Appendix is intended to define the factory return process in those cases where Manufacturer actions are required to complete repairs. The factory return process begins with unscheduled notice to Buyer by Buyer’s customer, followed by physical movement of the returning item(s) to Thailand, followed in rapid succession by noticed receipt, assessment, Buyer authorization, repair action, and return shipment. In this sequence of actions, both parties have responsibilities to each other that are described in detail below.
     3.0 Initial Report. The Buyer will be contacted by customers on an unscheduled basis when a fielded unit problem implicating factory repair is encountered. The Buyer will interact with the customer as necessary to determine what the problem description is, whether the serialized item(s) is in or out of warranty, and what the appropriate action should be. If the Buyer concludes that a return to factory is warranted, the Buyer will give the customer a Returned Material Authorization (RMA) number with shipment instructions. The authorization shall be documented with the customer via electronic mail, with a copy to Manufacturer’s factory return coordinator if the item is coming back to Manufacturer. This will permit work-flow planning to a limited degree. Ordinarily, [****] will be borne by [****], especially for [****]. However, the downstream results of [****] may cause the [****].
     4.0 Receipt. For those items returned under Buyer RMA to the Manufacturer, the Manufacturer will acknowledge receipt to Buyer within [****] of receipt, [****]. Incoming items shall be recorded in Manufacturer’s factory return log by RMA number and date/time of receipt.
     5.0 Analysis. Buyer shall be responsible for the official evaluation and analysis of factory return items, unless Buyer has authorized a field return direct to Manufacturer’s site. Buyer will conduct themselves in such a way that cause and corrective action (“C&CA”) is promptly determined by Buyer, with or without outside assistance.
          In the case where C&CA results objectively suggest that the root cause of an in-warranty return is a failure in Manufacturer’s compliance with workmanship standards, such determination shall be electronically communicated by Buyer’s factory return representative to Manufacturer, together with the objective evidence supporting that conclusion. Concurrently, Buyer’s factory return representative shall cause a debit memorandum to be issued and processed. A failure to agree on financial responsibility shall be handled as a dispute with the meaning of the Disputes provisions of this MMSSA. Out-of-warranty factory returns assigned to Manufacturer for repair shall be compensated by Buyer without regard to root cause responsibility and shall be treated as a credit billing on the next regularly occurring invoice for services.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].

     6.0 Confirmation. Manufacturer shall confirm physical receipt of all factory return units within [****] of actual receipt, [****].
     7.0 Repair Action. Immediately upon receipt of a confirming message from Buyer authorizing repair, Manufacturer shall repair the item in accordance with then current product model documentation, fully restoring the returned item to operational status. It is contemplated that repair action will include updating a repair item for approved ECNs that have been released since the item was first manufactured. If repair without intervening ECN incorporation is desired, Buyer must affirmatively say so in the confirmation message required by Section 6 immediately above. Manufacturer shall endeavor to complete all repairs of authorized, confirmed items within [****] of first attempting repair (thus excluding evaluation, recommendation and repair authorization periods described above). The parties agree that the cycle-time goal for completed repair from authorization to shipment is [****], in those instances where a) no new technical issues arise during repair to interrupt or delay work; b) all repair material is available during the course of the repair work; and c) the corrective action is of the same scope as the Buyer’s authorization. In those cases where the above three conditions do not exist. Buyer and Manufacturer will mutually agree on a revised RMA unit completion date that may require greater than [****] cycle-time.
     8.0 Shipment. Upon completion of repair, the Manufacturer shall report completion in a standard Repair Action Report (RAR) formal, and electronically inform Buyer’s factory return coordinator, with a copy to Buyer’s local RO staff engineer. Upon completion of the RAR, Manufacturer shall be authorized to ship the repaired item at Buyer’s expense, unless otherwise informed. If the item has been scrapped, or failed to survive the repair process, Manufacturer shall similarly report that fact to the Buyer. RAR data and C&CA data shall be kept by the Manufacturer for a period of [****] years.
     9.0 Financial Responsibility. The nature of the reported Held item failure ultimately determines who is financially responsible for the repair and shipment actions to be made in rapid succession. In general, the financial responsibility rules to be applied under this Agreement are as follows:
     a. where the cause of the return is a defect in design within the warranty period or any extensions, it shall be Buyer’s responsibility to pay for shipment and repair;
     b. where the cause of the return is a defect in manufacturing, serialization, or as-built documentation, it shall be Manufacturer’s responsibility to pay for shipment and repair;
     c. where the cause of the return is abnormal wear and tear, or product abuse, or a condition that cannot be duplicated or proven, Buyer’s customer shall be financially responsible for shipment and repair activity.
**** Certain confidential information contained in this doc been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omissions are designated as [****].